Exhibit 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is entered into this 26th day of November, 2003, by and among LIFESAFE SERVICES, INC., a Minnesota corporation (“Buyer”), SOS INTERNATIONAL, INC., a Delaware corporation (“SOS”), and COMPLIENT CORPORATION, a Delaware corporation (“Complient”).

RECITALS:

A.

SOS is engaged in the business of buying, leasing and servicing emergency oxygen tanks (collectively, the “Business”).  Complient owns more than 99% of the outstanding capital stock of SOS and certain of the assets related to the Business.

B.

The parties desire that SOS and Complient sell to Buyer and that Buyer purchase from SOS and Complient substantially all of the assets of SOS and the assets of Complient related to the Business upon the terms hereinafter set forth.

In consideration of and in reliance upon the representations, warranties, covenants, obligations and agreements herein contained, the parties hereby agree as follows:

1.

PURCHASE AND SALE OF ASSETS.

1.1

Purchased Assets.  Subject to the terms and conditions of this Agreement, SOS and Complient agree to sell to Buyer at the Closing (as hereinafter defined), free of all liens, encumbrances, claims or other restrictions of any kind, and Buyer agrees to purchase from SOS and Complient at the Closing, all of SOS’s and Complient’s right, title, and interest in and to all of the properties, assets, and rights owned, used, acquired for use, or arising or existing in connection with the Business, whether tangible or intangible, and whether or not recorded on SOS’s or Complient’s books and records, as the same exist at the commencement of business on the Closing Date (as defined below), including, without limitation, the assets of SOS and Complient listed on Schedule 1.1, and further including, without limitation, any of the following that are related to the Business: trade accounts receivable, equipment, inventory, work in process, books and records, permits and other governmental authorizations, know-how, trade secrets, patents, copyrights and applications therefor, customer lists, any rights SOS or Complient has to the name “SOS International” and all variants thereof, and all of SOS’s and Complient’s rights to the use of such name as a trademark, trade name or service mark, and goodwill relating thereto; provided, however, that (i) SOS and Complient shall not sell and Buyer shall not purchase the Excluded Assets of SOS and Complient described in Section 1.2, and (ii) as to contracts only, SOS and Complient shall sell and Buyer shall purchase only those contracts of SOS and Complient that are related to the Business and identified on Schedule 2.1(b).  The assets to be purchased and sold pursuant to this Agreement are referred to as the “Purchased Assets.”

1.2

Excluded Assets.  Any other provision of this Agreement notwithstanding, the Purchased Assets shall not include the following properties, assets or rights, which are sometimes referred to collectively in this Agreement as the “Excluded Assets”:

(a)

any rights of SOS or Complient arising under this Agreement;

(b)

any cash, bank accounts, certificates of deposit and checks and drafts received but not yet collected of SOS or Complient;

(c)

any prepaid expenses or deposits of SOS or Complient, or tax refunds due or to become due to SOS or Complient;

(d)

any securities held by SOS or Complient, or any shares of SOS or Complient’s capital stock held in treasury;

(e)

SOS’s or Complient’s corporate minute books, stock records, tax returns, and other similar corporate books and records originals of which such party is required to maintain under applicable laws;

(f)

the name “Complient” or “CPR Prompt” and trade names and trademarks that incorporate the foregoing; and

(g)

any assets of Complient that are not related to the Business.

2.

LIABILITIES OF SELLER.

2.1

Assumed Liabilities.  Buyer agrees to assume on and as of the Closing Date (a) the accounts payable of SOS and Complient related to the Business, as applicable, incurred in the ordinary course of business as of the Closing (the “Assumed Accounts Payable”), including without limitation, those described on Schedule 2.1(a), and (b) the liabilities of SOS and Complient, as applicable, existing as of the Closing under the contracts identified on Schedule 2.1(b) (the “Assumed Contracts”, and together with the Assumed Accounts Payable, the “Assumed Liabilities”).  From and after the Closing, Buyer shall pay, perform and discharge the Assumed Liabilities promptly when due in accordance with the respective terms thereof.

2.2

Retained Liabilities.  Notwithstanding any other provision of this Agreement, Buyer does not and shall not assume or become responsible for any liability or obligation of SOS or Complient of any nature whatsoever, whether known or unknown, accrued, absolute, contingent or otherwise, or any claim against SOS or Complient, including without limitation, any retention bonuses owed to employees of the Business, except to the extent specifically assumed by Buyer pursuant to Section 2.1.

3.

PURCHASE PRICE.

3.1

Amount.  The aggregate consideration for the Purchased Assets shall consist of the assumption by Buyer of the Assumed Liabilities pursuant to Section 2.1 and the payment by Buyer of an amount (the “Purchase Price”) equal to Two Million Seven Hundred Thousand Dollars ($2,700,000).

3.2

Payment.  Subject to the terms and conditions of this Agreement, at the Closing, Buyer will assume the Assumed Liabilities and pay the Purchase Price to SOS by means of a wire-transfer of immediately available funds to an account designated by SOS.

3.3

Allocation of Purchase Price.  The fair market values of the Purchased Assets and the allocation of the Purchase Price among the Purchased Assets, for purposes of Section 1060 of the Internal Revenue Code of 1986 and the regulations thereunder shall be submitted by Buyer to SOS and Complient within sixty (60) days after the Closing Date, for (and shall be subject to) SOS’s and Complient’s review and written approval (which shall not be unreasonably withheld or delayed) and shall thereupon be attached to this Agreement as Schedule 3.3.  Buyer, SOS and Complient agree to be bound by such fair market value determination and allocation and to complete their respective tax returns accordingly.

4.

REPRESENTATIONS AND WARRANTIES OF SOS AND COMPLIENT.  SOS and Complient hereby represent and warrant to Buyer that the following statements contained in this Section 4 are true and correct at and as of the date of this Agreement and as of the Closing Date:

4.1

Organization, Authority and Enforceability.  Each of SOS and Complient is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  The execution and delivery by SOS and Complient of this Agreement and all other instruments and documents to be executed and delivered by SOS and Complient in connection herewith, and the consummation by SOS and Complient of the transactions contemplated herein and therein, have been duly and validly authorized by SOS and Complient, respectively.  This Agreement has been duly and validly executed and delivered by SOS and Complient and constitutes the valid and binding obligation of each of SOS and Complient, enforceable against them, respectively, in accordance with its terms.  When duly and validly executed and delivered by SOS and Complient, the other instruments and documents to be executed and delivered by SOS and Complient in connection herewith will constitute valid and binding obligations of SOS and Complient enforceable in accordance with their respective terms.  SOS has all requisite corporate power and authority to own, lease, use, and operate the Purchased Assets and to carry on the Business as such business is now being conducted.

4.2

No Conflicts.  The execution and delivery by SOS and Complient of this Agreement and any other instrument or document to be executed and delivered by SOS or Complient in connection herewith, the consummation by SOS and Complient of the transactions contemplated hereby or thereby, and compliance by SOS and Complient with any of the provisions hereof or thereof, will not (a) conflict with or result in a breach of any provision of SOS’s or Complient’s Certificate of Incorporation or By-Laws, or (b) result in a default (or give rise to any right of termination, cancellation, or acceleration) under the provisions of any agreement, note, lien, mortgage, indenture, lease, or other instrument or obligation by which SOS, Complient or any of the Purchased Assets may be bound wherein such default, termination, cancellation, or acceleration would have a material adverse effect on the business, assets, properties, operations or condition, taken as a whole (a “Material Adverse Effect”), of either SOS or Complient.

4.3

Consents, Approvals.  Except as set forth on Schedule 4.3, no consent of, approval of, or filing with any governmental authority or any other person is required in connection with the execution and delivery by SOS or Complient of this Agreement or any other instrument or document to be executed and delivered by SOS or Complient in connection herewith, or the consummation by SOS or Complient of any of the transactions contemplated hereby or thereby, other than any such consents the failure to obtain which would not have a Material Adverse Effect on SOS or Complient.

4.4

Title to Purchased Assets.  At the Closing, Buyer will receive good and marketable title to all of the Purchased Assets free and clear of all liens and encumbrances, other than any liens or encumbrances which may be placed thereon by actions of Buyer, except Permitted Liens.  For purposes of this Agreement, “Permitted Liens” shall include the following:  (i) current real estate taxes or governmental charges or levies which are a lien but not yet due and payable, (ii) notice filings on Form UCC-1 related to operating and capitalized leases, and (iii) minor imperfections of title, if any, none of which, individually or in the aggregate, are substantial in amount, or materially detract from the value or impair the use of the property subject thereto or the operation of the Business and which have arisen only in the ordinary and normal course of business consistent with past practice.

4.5

Compliance with Laws.  To the knowledge of SOS, SOS is in compliance, in all material respects, with all applicable laws relating to the Business and possesses all material permits, licenses and authorizations from any governmental authority which are required under any applicable law with respect to the operation of the Business as presently conducted.

4.6

Financial Statements.   Schedule 4.6 sets forth (a) SOS’s unaudited balance sheet and income statement as of and for the years ended December 31, 2002 and 2001 (collectively, the “Year-End Financials”), and (b) SOS’s unaudited balance sheet and income statement as of and for the seven (7) months ended September 30, 2003 (collectively, the “Interim Financials,” and together with the Year-End Financials, the “SOS Financial Statements”).  The SOS Financial Statements (a) were prepared in accordance with the books and records of SOS, and (b) present fairly the financial condition of SOS as of the respective dates thereof and the results of SOS’s operations for the periods indicated thereon.  Except as set forth on Schedule 4.6, since September 30, 2003, there has not been:

(a)

any change in the Purchased Assets, the Business or the financial condition or liabilities of SOS that has a Material Adverse Effect on SOS;

(b)

any damage, destruction or loss (whether or not covered by insurance) that has a Material Adverse Effect on the Business or the Purchased Assets;

(c)

any mortgage, pledge or other lien or encumbrance affecting any of the Purchased Assets other than Permitted Liens;

(d)

any sale or other transfer of any assets of SOS used in the Business to any shareholder or any officer, director, employee or affiliate of SOS or any other transfer of any such assets by SOS outside of the ordinary course of business;

(e)

any material change in the accounting methods or practices followed by SOS;

(f)

any transaction affecting the Business or the Purchased Assets entered into by SOS other than in the ordinary course of business, except this Agreement; or

(g)

any other material deviation from the ordinary and usual course by SOS in the conduct of the Business.

4.7

No Litigation.  There is no claim, litigation, investigation or proceeding pending or, to the knowledge of SOS, threatened against SOS. There are no pending or, to the knowledge of SOS, threatened controversies, grievances or claims by any employees or former employees of SOS with respect to their employment, benefits or working conditions.

4.8

Taxes.  All tax returns, reports and declarations (hereinafter collectively, “Tax Returns”) required by any governmental authority to be filed in connection with the properties, business, income or net worth of SOS have been timely filed, and such returns are correct and complete in all material respects.  All taxes due in connection with the properties, business, income or net worth of SOS has been paid, other than any tax which is not yet due or which, if due, is not yet delinquent or is being contested in good faith and which (in the case of any tax which is due) is disclosed on Schedule 4.8.  There are no tax claims, audits or proceedings pending in connection with the properties, business, income or net worth of SOS, and, to the knowledge of SOS, there are no such threatened claims, audits or proceedings.

4.9

Labor Matters.  There are no existing or, to the knowledge of SOS, threatened labor disputes or disturbances which could have a Material Adverse Effect on the Business.

4.10

Employee Benefits.  Neither SOS nor Complient maintains or contributes to any employee welfare benefit plan or pension benefit plan with respect to which Buyer will have any liability after the Closing.

4.11

Environmental.  SOS has complied with, and SOS’s operation of the Business and use and ownership of the Purchased Assets are in compliance with, all federal, state and local statutes, laws, ordinances, rules, regulations and orders relating to the protection of human health and safety, natural resources or the environment, including, but not limited to, air pollution, water pollution, noise control, on-site or off-site hazardous substance discharge, disposal or recovery, toxic or hazardous substances, training, information and warning provisions relating to toxic or hazardous substances, and employee safety relating to its business or the Purchased Assets (collectively the "Environmental Laws"), and in the past three (3) years, no notice of violation of any Environmental Laws or of any permit, license or other authorization relating thereto has been received by SOS.  To the knowledge of SOS, no hazardous substances has been buried, spilled, leaked, discharged, emitted, generated, stored, used or released by SOS, and to the knowledge of SOS, no hazardous substances are now present in, on or under any real estate presently or formerly used in the Business, except for immaterial quantities stored or used by SOS in the ordinary course of business and in accordance with applicable Environmental Laws.

4.12

Condition.  Except as set forth on Schedule 4.12, to the knowledge of SOS, the tangible assets included among the Purchased Assets are in good operating condition, normal wear and tear excepted and are capable of being used for their intended purpose in the ordinary course of business consistent with past practice.

4.13

Payment Obligations of Customers.  Any accounts receivable in the Purchased Assets have arisen in the ordinary course of the operation of the Business and have either been properly reserved against or constitute valid and binding obligations arising from sales actually made or services actually performed.  To the knowledge of SOS, none of such accounts receivable is subject to any valid contest, claim or right of setoff other than returns, discounts or credits in the ordinary course of business.

4.14

Assumed Contracts.  To the knowledge of SOS, each of the Assumed Contracts is in full force and effect and, assuming the same is a legal, binding and enforceable obligation of or against each party thereto other than SOS, is a legal, binding and enforceable obligation of SOS.  SOS has and, to the knowledge of SOS, each other party to each Assumed Contract, has substantially performed all obligations required to be performed by it to date, and are not in default in any material respect, under any of the Assumed Contracts.  SOS has made available to Buyer true and correct copies of all Assumed Contracts, including all amendments thereto.

4.15

Intellectual Property Rights.

(a)

Except as set forth on Schedule 4.15, SOS owns or possesses, is licensed under, or otherwise has lawful access to, all patents, trade secrets, know-how, other confidential information, trademarks, service marks, copyrights, mask works, trade names, logos and other intellectual property, whether registered or unregistered, necessary for the lawful conduct of the Business as now conducted, and to the knowledge of SOS, without any infringement of or conflict with the industrial or intellectual property rights of others.  To the knowledge of SOS, there is no unauthorized use or disclosure or misappropriation of any of its intellectual property.

(a)

To the knowledge of SOS (i) none of the intellectual properties owned or used by SOS in the Business is invalid or unenforceable (whether due to the existence of prior art, inequitable conduct such as patent fraud or misuse, prior use or creation, abandonment or otherwise), and (ii) payments to governmental agencies required to maintain the effectiveness of any patents or any registered intellectual properties have been timely paid.  Since April 21, 1999, SOS has not received any communication from any person or entity containing any express or implied allegation that SOS is or may be infringing any of such person’s or entity’s intellectual property, and (ii) is not currently evaluating any intellectual property of another person or entity (and has not conducted any such evaluations in the past three (3) years) to determine whether a license thereof is necessary or desirable or whether such intellectual property may otherwise have a material effect on SOS’s existing or planned business, products or services.

a.1

Licenses and Permits.  Schedule 4.16 hereto describes all material licenses and permits granted to or by SOS in connection with the operation of the Business as it is currently being conducted.  SOS has all material licenses and permits required by law or otherwise necessary for the proper operation of the Business as it is currently being conducted.  All licenses and permits granted to SOS are in full force and effect, and no action to terminate, withdraw, not renew or materially limit or otherwise change any such license or permit is pending or to the knowledge of SOS has been threatened by any governmental agency or other party.  SOS has made available to Buyer true and correct copies of all such licenses and permits.

a.2

Brokers and Finders.  Except for Merkel and Associates, Cleveland, Ohio, whose fees will be borne by SOS, no broker, finder or other person or entity acting in a similar capacity has participated on behalf of SOS or any of SOS’s stockholders in bringing about the transactions contemplated herein, rendered any services with respect thereto, or been in any way involved therewith.

a.3

No Other Warranties.  Except as expressly provided herein, each of the Purchased Assets will be sold and transferred to Buyer at the Closing “AS-IS,” “WHERE-IS” and “WITH ALL FAULTS” as of the Closing.  SOS and Complient make and have made no representations or warranties of any kind whatsoever with respect to the Purchased Assets, the Assumed Liabilities or the Business, except for those representations or warranties which are expressly contained in this Agreement and its Schedules.  SOS AND COMPLIENT HEREBY DISCLAIM ANY AND ALL IMPLIED WARRANTIES WITH RESPECT TO THE PURCHASED ASSETS, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY AND ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.  Buyer acknowledges that it has had the opportunity to perform, and has performed, all such examination and investigation concerning the Purchased Assets, the Assumed Liabilities and the Business as Buyer desires.  In consummating this Agreement, Buyer has relied and will rely solely on those representations and warranties of SOS and Complient which are expressly contained in this Agreement.

a.4

Knowledge.  The phrase “to the knowledge of SOS” in this Agreement shall mean all information that is actually known by each of the following individuals: Robert I. Thompson, Brian D. Catlett, Terry Timmins and Steven Smith.

2.

REPRESENTATIONS AND WARRANTIES OF BUYER.  Buyer hereby represents and warrants to SOS and Complient that the following statements contained in this Section 5 are true and correct at and as of the date of this Agreement and as of the Closing Date:

2.1

Organization, Authority and Enforceability.  Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota.  Buyer has all requisite corporate power and authority to enter into this Agreement and the other instruments and documents to be executed and delivered by Buyer in connection herewith and to perform its obligations hereunder and thereunder.  The execution and delivery by Buyer of this Agreement and the other instruments and documents to be executed and delivered by Buyer in connection herewith, and the consummation by Buyer of the transactions contemplated herein and therein, have been duly and validly authorized by Buyer.  This Agreement has been duly and validly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.  When duly and validly executed and delivered by Buyer, the other instruments and documents to be executed and delivered by Buyer in connection herewith, will constitute the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

2.2

No Conflicts.  The execution and delivery by Buyer of this Agreement and the other instruments and documents to be executed and delivered by Buyer in connection herewith, the consummation by Buyer of the transactions contemplated hereby and thereby, and compliance by Buyer with any of the provisions hereof and thereof, will not conflict with or result in a breach of any provision of Buyer’s Articles of Incorporation or (a) By-Laws, or (b) result in a default (or give rise to any right of termination, cancellation, or acceleration) under the provisions of any agreement, note, lien, mortgage, indenture, lease, or other instrument or obligation by which Buyer may be bound wherein such default, termination, cancellation or acceleration would have a Material Adverse Effect on Buyer.

2.3

Consents, Approvals.  No consent of, approval of, or filing with any governmental authority or any other person is required in connection with the execution and delivery by Buyer of this Agreement or the other instruments and documents to be executed and delivered by Buyer in connection herewith or the consummation by Buyer of any of the transactions contemplated hereby or thereby.

2.4

Brokers and Finders.  No broker, finder or other person or entity acting in a similar capacity has participated on behalf of Buyer or any of Buyer’s shareholders in bringing about the transactions contemplated herein, rendered any services with respect thereto or been in any way involved therewith.

3.

BUYER’S CONDITIONS.  Buyer’s obligation to perform this Agreement is subject to the satisfaction of the following conditions at or before the Closing:

3.1

Buyer shall have received a mutually acceptable bill of sale, and such other endorsements or instruments of assignment and transfer as shall be required to transfer to Buyer the Purchased Assets, including without limitation a separate assignment related to the lease of property in Jacksonville, Florida, free of any liens or adverse claims, each duly executed by SOS and Complient.

3.2

The representations and warranties of SOS and Complient contained in Section 4 hereof shall be true and correct in all material respects at and as of the Closing as though then made, and SOS and Complient shall have performed or caused to have been performed in all material respects all of the covenants and agreements required by this Agreement to be performed by them prior to the Closing.

3.3

SOS and Complient, each by its duly authorized officer, shall have executed and delivered to Buyer a certificate as to the satisfaction of the conditions described in the foregoing Section 6.2.

3.4

Buyer shall have received evidence that Oxygen Therapy Institute, Inc., a New Jersey corporation (“OTI”) has waived its right of first refusal under its license agreements with SOS.

3.5

SOS and Complient shall each have received and delivered to Buyer a certificate from the Secretary of the State of Delaware as to the corporate existence and good standing of SOS and Complient, respectively, under the laws of such State, dated no more than ten (10) days prior to the Closing Date.

3.6

SOS and Complient shall have executed and delivered to Buyer an Estoppel Certificate related to the lease of property in Jacksonville, Florida (the “Estoppel Certificate”);

3.7

SOS and Complient shall have delivered to Buyer each other document required to be delivered at the Closing to Buyer hereunder.

3.8

Buyer shall have received duly executed copies of the consents set forth on Schedule 4.3.

Any agreement or document to be delivered to Buyer pursuant to this Section 6, the form of which is not attached to this Agreement as an exhibit, shall be in form and substance reasonably satisfactory to Buyer.

4.

SOS’s AND COMPLIENT’S CONDITIONS.  SOS’s and Complient’s obligation to perform this Agreement is subject to the satisfaction of the following conditions:

4.1

SOS shall have received the Purchase Price in accordance with Section 3.2.

4.2

SOS and Complient shall have received a mutually acceptable assumption instrument, duly executed by Buyer, pursuant to which Buyer assumes the liabilities of SOS and Complient identified in Section 2.1.

4.3

The representations and warranties of Buyer contained in Section 5 hereof shall be true and correct in all material respects at and as of the Closing as though then made, and Buyer shall have performed or caused to have been performed in all material respects all of the covenants and agreements required by this Agreement to be performed by Buyer prior to the Closing.

4.4

Buyer, by its duly authorized officer, shall have executed and delivered to SOS and Complient a certificate as to the satisfaction of the conditions described in the foregoing Section 7.3.

4.5

SOS and Complient shall have received a Guaranty and Assumption Agreement related to the OTI license agreements duly executed by Sterion Incorporated (“Sterion”).

4.6

SOS and Complient shall have received an Estoppel Certificate duly expected by Sterion and Buyer.

4.7

Buyer shall have received and delivered to SOS and Complient a certificate from the Secretary of the State of Minnesota as to the corporate existence and good standing of Buyer under the laws of such State, dated no more than ten (10) days prior to the Closing Date.

4.8

Buyer shall have delivered to SOS and Complient each other document required to be delivered at the Closing to SOS hereunder.

Any agreement or document to be delivered to SOS pursuant to this Section 7, the form of which is not attached to this Agreement as an exhibit, shall be in form and substance reasonably satisfactory to SOS.

5.

CLOSING.  If the conditions set forth in Sections 6 and 7 to Buyer’s, SOS’s and Complient’s respective obligations hereunder are satisfied, then the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Calfee, Halter & Griswold LLP, counsel to SOS and Complient, at 800 Superior Avenue, Cleveland, Ohio 44114, or at such other place as Buyer, SOS and Complient may agree in writing, on November 26, 2003, or on such other date as Buyer, SOS and Complient may agree in writing (the “Closing Date”).  The transfers and deliveries described in Sections 6 and 7 shall be mutually interdependent and shall be regarded as occurring simultaneously, and, notwithstanding any other provision of this Agreement, no such transfer or delivery shall become effective or shall be deemed to have occurred until all of the other transfers and deliveries provided for in Sections 6 and 7 shall also have occurred.  Such transfers and deliveries shall be deemed to have occurred and the Closing shall be effective as of the commencement of business on the Closing Date. Neither Buyer, SOS nor Complient may refuse to proceed with the Closing on the basis of any failure of a condition set forth in Section 6 or Section 7, respectively, to be satisfied, if such failure was caused by such party’s failure to act in good faith or to use its reasonable best efforts to bring about the satisfaction of such condition to the extent required by Section 9.3 hereof.

6.

GENERAL COVENANTS.

6.1

Conduct of Business.  From the date of this Agreement until the Closing, except to the extent Buyer otherwise consents in writing, SOS will use all reasonable efforts consistent with past practice to preserve intact its business relationships with persons doing business with SOS, and will cause the Business to be operated substantially as presently operated and only in the ordinary course.

6.2

Access by Buyer.  From the date of this Agreement until the Closing, SOS will, during normal business hours and upon reasonable advance notice, provide to Buyer and its representatives reasonable access to SOS’s personnel, facilities and records.

6.3

Satisfaction of Closing Conditions.  Subject to the terms and conditions of this Agreement, SOS and Complient, on the one hand, and Buyer, on the other hand, will use all reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary under the terms of this Agreement to cause the consummation of the transactions contemplated by this Agreement by November 26, 2003; provided, however, that nothing in this Agreement shall obligate any party to waive any right or condition under this Agreement.

6.4

Publicity.  Any disclosures or announcements relating to this Agreement or the transactions contemplated hereby will be made only as may be agreed upon by SOS, Complient and Buyer, or as may be required by any applicable law, and in relation to disclosures required by law, SOS and Complient acknowledge that Buyer anticipates that its parent company, Sterion, will make a filing on Form 8-K with the Securities and Exchange Commission in connection with the transactions contemplated by this Agreement.  If Buyer intends to make any announcement, filing, or other communication in order to comply with applicable law or regulation, it shall notify and consult with SOS and Complient concerning the contents thereof as far in advance of such announcement, filing or other communication as reasonably practicable, and SOS and Complient agree to cooperate in all reasonable respects to allow such announcement, filing or other communication to be made in a timely manner.

6.5

Expenses; Transfer Taxes.  Buyer will pay all fees and expenses incident to the transactions contemplated by this Agreement which are incurred by Buyer or its representatives.  SOS and Complient will pay all fees and expenses incident to the transactions contemplated by this Agreement which are incurred by SOS or Complient or their representatives.  Buyer shall pay any and all sales, use or other transfer taxes, if any, which may be payable in connection with the transactions contemplated by this Agreement.

6.6

Further Assurances.  Buyer on the one hand, and SOS and Complient on the other hand, without additional consideration and at the other party’s expense, will each execute and deliver to the other any and all such other documents and instruments, and do and perform such acts, in addition to those expressly provided for herein, as may be reasonably necessary and requested by the other party to carry out or evidence the transactions contemplated by this Agreement, whether before, at, or after the Closing.

6.7

Employment.  Set forth on Schedule 9.7 are the names, positions and years of service of each employee of the Business as of November 11, 2003.  Pending the Closing, SOS shall use reasonable efforts to retain the services of such employees and to encourage such employees to accept such offers of employment as Buyer may make to such employees after the Closing.  Buyer may offer employment on an at-will basis from and after November 28, 2003 to any such employees at compensation rates and upon terms and conditions of employment and benefits which are substantially the same as the compensation rates at which, and the terms and conditions of employment and benefits upon which, such individuals are employed in the Business prior to the Closing, subject to changes from time to time thereafter in the ordinary course of Buyer’s business.  The employment by SOS of any employee to whom Buyer elects to make an offer of employment and who accepts such offer of employment shall terminate at and as of the Closing, and the employment by Buyer of each such employee shall commence as of such time determine by Buyer.  On the Closing Date, or as soon as practicable thereafter, but in any event no later than the earlier of the date required by applicable law or the date that would otherwise have been the next regularly scheduled payday for each such person, SOS shall pay each such terminated employee all accrued wages, salary, commission, bonus and other employee compensation payments for all periods prior to and including November 28, 2003.  In addition, SOS shall pay or provide for all other employee benefits maintained by SOS for all periods prior to the Closing Date, all in accordance with applicable law.

6.8

Access by SOS and Complient.  Buyer shall, for a period of five (5) years after the Closing Date, during normal business hours, provide SOS, Complient and their representatives with such access to the books and records of or pertaining to the Business for the period prior to the Closing as may reasonably be requested by SOS or Complient.  SOS and Complient shall be entitled, at their expense, to make extracts and copies of such books and records and shall use reasonable efforts not to disturb the Business operations in so doing.  Buyer shall not, during such five (5) year period, destroy or cause or permit to be destroyed any books or records pertaining to the Business without first obtaining the written consent of SOS and Complient or providing at least thirty (30) days’ notice to SOS and Complient of such intent and a reasonable opportunity to copy such books or records prior to such destruction.

6.9

Confidentiality.  Except for disclosures or use consistent with past practice and in the ordinary cause of operating the Business, SOS and Complient covenant and agree from and after the date hereof to maintain in strict confidence and not to use or disclose to others the industrial and intellectual property and other confidential or trade secret information to be transferred to Buyer pursuant to this Agreement.

6.10

Removal of Certain Names and Marks.   Buyer will, as promptly as practicable following the Closing Date, but in no event later than six (6) months after the Closing Date, remove or obliterate the name “Complient” or “CPR Prompt” or any other names, marks or logos similar thereto from its emergency oxygen tanks and related equipment (pursuant to the requirements of those certain License Agreements with OTI), signs, purchase orders, invoices, sales orders, labels, letterheads, shipping documents and other materials and Buyer shall not put into use after the Closing Date any such materials not in existence on the Closing Date that bear any such names or marks or any names, marks or logos similar thereto.

6.11

Termination.  Prior to the Closing, this Agreement and the transactions contemplated hereby may be terminated:

(a)

by mutual written agreement of Buyer, SOS and Complient; or

(b)

by SOS and Complient, upon delivery to Buyer of written notice of termination at any time after November 26, 2003, if, without fault on the part of SOS or Complient, the Closing shall not have occurred on or before such date; or

(c)

by Buyer, upon delivery to SOS and Complient of written notice of termination at any time after November 26, 2003, if, without fault on the part of Buyer, the Closing shall not have occurred on or before such date;

provided, however, that no party may terminate this Agreement pursuant to paragraph 9.11(b) or 9.11(c) if such party is then in material breach of its obligations under this Agreement.

If this Agreement is terminated pursuant to the foregoing paragraph 9.11(a), then all provisions of this Agreement except Sections 9.4 (“Publicity”), 9.5 (“Expenses; Transfer Taxes”), 14 (“Notices”), and 17 (“Miscellaneous”) shall thereupon become void without any liability on the part of any party hereto to any other party hereto.  If this Agreement is terminated pursuant to the foregoing paragraphs 9.11(b) or 9.11(c), such termination will not affect any right or remedy which accrued hereunder or under applicable laws prior to or on account of such termination, and the provisions of this Agreement shall survive such termination to the extent required so that each party may enforce all rights and remedies available to such party hereunder or under applicable laws in respect of such termination, and so that any party responsible for any breach or nonperformance of its obligations hereunder prior to termination shall remain liable for the consequences thereof.

7.

RESTRICTIVE COVENANTS.

7.1

Confidentiality.  Buyer and SOS shall at all times hold in strictest confidence the terms of this Agreement and any and all non-public information concerning the products, services, business, representatives, suppliers and customers of each other.

7.2

Non-Solicitation.

(a)

Buyer.  Until the fifth (5th) anniversary of the Closing Date, without the prior written consent of SOS and Complient, Buyer shall not, either directly or indirectly (i) solicit any of the customers of SOS or Complient set forth on Schedule 10.2(a)(i) (the “Scheduled Customers”), or (ii) except for those customers set forth on Schedule 10.2(a)(ii), solicit any customers at the headquarters level, any Fortune 1000 company, any U.S. government agency, any state agency, and the one hundred (100) largest U.S. school districts, for the purpose of selling, leasing or servicing automatic external defibrillators (individually, an “AED”), AED programs, AED services or related equipment.

(b)

SOS and Complient Corporation.  Except as otherwise set forth in Section 10.2(a), until the fifth (5th) anniversary of the Closing Date, without the prior written consent of Buyer, each of SOS and Complient shall not, either directly or indirectly, solicit customers of SOS existing at Closing or former customers of SOS for the purpose of selling, leasing or servicing emergency oxygen tanks.

7.3

Remedies.  SOS and Complient, on the one hand, and Buyer, on the other hand, acknowledge that compliance with its respective covenants in this Section 10 is necessary to protect the other party’s legitimate business interests and that any breach of any such covenant will result in irreparable and continuing damage to such other party for which money damages alone will not provide an adequate remedy, and that in the event of any such breach or threatened breach of any such covenant, such other party shall be entitled to injunctive relief and to such other and further relief at law or in equity as is proper under the circumstances.

7.4

Reformation.  SOS, Complient and Buyer both intend this Agreement to be enforced as written.  However, if any covenant of any party in this Section 10 is ever found unenforceable or invalid by final, nonappealable judgment of any court of competent jurisdiction, such party hereby grants to such court full discretion, and hereby authorizes and requests such court to exercise all discretion it may have hereunder or under applicable law, to reform such covenant to the end that such party will be subject to covenants of confidentiality and non-solicitation that are reasonable in the circumstances and enforceable by the other party.  In any event, each of Buyer, SOS and Complient agree that any such covenant shall be enforceable in part to the fullest extent permitted by law, such invalidity or unenforceability shall not otherwise affect any other provision of this undertaking or any similar agreement, and that this undertaking shall otherwise remain in full force and effect.

11.

ASSIGNMENT OF CONTRACTS, RIGHTS, ETC.  Any other provision of this Agreement notwithstanding, but without prejudice to the conditions to Closing contained in Sections 6 and 7 hereof, this Agreement and any bill of sale or instrument of assignment or transfer delivered hereunder shall not constitute an assignment or an agreement to assign any contract or any claim or any right or benefit arising thereunder or resulting therefrom if and for so long as (i) an attempted assignment thereof, without the consent of a party thereto other than Buyer, SOS or Complient, would constitute a breach thereof, or give rise to a right of termination thereof, or in any way affect the rights of Buyer thereunder, and (ii) such consent has not been obtained; provided, however, that the assignment of such contract, claim or right to Buyer hereunder shall automatically be deemed to occur upon the obtaining of such consent.  In case any such consent shall not be obtained with respect to the assignment of any contract, claim or right desired to be assigned to Buyer hereunder, SOS and Complient shall cooperate in all reasonable respects with Buyer in any reasonable arrangement designed to provide for Buyer the benefits thereunder, including but not limited to having Buyer act as agent for SOS or Complient thereunder and having SOS or Complient enforce for the benefit of Buyer and at Buyer’s expense any and all rights of SOS or Complient against the other party thereto, but without prejudice to any other remedies available to Buyer hereunder.

12.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

12.1

Survival of Representations and Warranties; Exclusive Remedy.  The parties hereto agree that the representations and warranties contained in this Agreement shall survive the Closing for a period of one (1) year.  Each party acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims arising out of or relating to this Agreement or the transactions contemplated hereby (other than claims for injunctive relief, if otherwise available) shall be pursuant to the indemnification provisions set forth in this Section 12.  In furtherance of the foregoing, Buyer, SOS and Complient each hereby waives, on behalf of itself and all other persons who might claim by, through or under it, any and all rights, claims and causes of action (other than claims for injunctive relief, of otherwise available) which it or any of them may have against the other party hereto and the other party’s affiliates arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise, except pursuant to the indemnification provisions set forth in this Section 12.

12.2

Indemnification.

(a)

Subject to the limitations set forth in Section 12.3 and in accordance with the procedures set forth in Section 12.4 (if applicable), SOS and Complient shall indemnify Buyer against and hold Buyer harmless from any and all liabilities, obligations, losses, damages, costs and expenses, including reasonable attorneys’ fees (collectively, “Losses”) resulting from or arising out of (A) any inaccuracy in or breach of any representation or warranty made by SOS or Complient in this Agreement, (B) any non-fulfillment or breach or default in the performance by SOS or Complient of any of the covenants of SOS in this Agreement, or (C) operation or ownership of the Business or the Purchased Assets prior to the Closing, and (D) any and all costs and expenses (including reasonable legal and accounting fees) related to any of the foregoing.

(b)

Subject to the limitations set forth in Section 12.3 and in accordance with the procedures set forth in Section 12.4 (if applicable), Buyer shall indemnify SOS and Complient against and hold each of them harmless from any and all Losses resulting from or arising out of (A) any inaccuracy in or breach of any representation or warranty made by Buyer in this Agreement, (B) any non-fulfillment or breach or default in the performance by Buyer of any of the covenants of Buyer in this Agreement, or (C) operation or ownership of the Business or the Purchased Assets after the Closing, and (D) any and all costs and expenses (including reasonable legal and accounting fees) related to any of the foregoing.

(c)

Any claim for indemnification hereunder must be asserted in writing by notice to the person sought to be held liable for such claim, and such notice, to be effective, must set forth with specificity the alleged factual basis for such claim and the specific provision or provisions of this Agreement alleged to have been breached.

12.3

Limitations.

(a)

Amounts. Section 12.2 notwithstanding, neither party shall be liable for claims for indemnification unless and until the aggregate amount of all valid claims for indemnification against such party exceeds One Hundred Thousand Dollars ($100,000), and such party shall be liable for claims for indemnification only to the extent all valid claims exceed $100,000 in the aggregate.  Further, the total aggregate liability of SOS and Complient, collectively, for indemnification claims under this Agreement shall in no event exceed Five Hundred Thousand Dollars ($500,000) in the aggregate.

(b)

Time.  Sections 12.2 and 14 notwithstanding, notice of any claim for indemnification pursuant to this Section 12 must be actually received by the person sought to be held liable for such claim by the expiration of the survival period described in Section 12.1.  No person shall be liable for indemnification with respect to any claim for indemnification hereunder which is not documented in accordance with Section 12.2(c) and received by such date.

12.4

Notice of Claims; Defense of Actions.  If at any time a claim should be made or threatened or an action or proceeding should be commenced or threatened by a person other than Buyer, SOS or Complient, including any governmental authority, against an indemnified person which could result in liability of an indemnifying party under this Section 12 (a “Third-Party Claim”), then the person seeking indemnification shall give the indemnifying party prompt written notice of such Third-Party Claim.  Upon receipt of such notice the indemnifying party shall promptly notify the party seeking indemnification in writing as to whether it accepts responsibility for indemnification hereunder with respect to such Third-Party Claim and agrees to provide such indemnification hereunder.  An indemnifying party shall be entitled to control the defense or settlement of any Third-Party Claim using counsel of the indemnifying party’s choosing, provided that the indemnifying party shall have acknowledged in writing its responsibility therefor and agreed to provide such indemnification hereunder, and provided, further, that such Third-Party Claim does not seek any injunctive or other specific remedy which, if granted, would have a Material Adverse Effect on the indemnified person.  Notwithstanding the foregoing, the person seeking indemnification shall be entitled to conduct its own defense at the cost and expense of the indemnifying party if the person seeking indemnification establishes that the conduct of such defense by the indemnifying party would reasonably be likely to prejudice materially the party seeking indemnification due to a conflict of interest between the party seeking indemnification and the indemnifying party.  Each party shall cooperate in all reasonable respects with the other in the defense and settlement of any Third-Party Claims.

13.

AMENDMENTS; BINDING EFFECT.   This Agreement (including each schedule and exhibit hereto) may not be amended or modified except by a document in writing signed by each party hereto.  This Agreement and the rights and obligations of each party hereunder shall be binding upon and shall inure to the benefit of the respective successors and assigns of each of the parties hereto.

14.

NOTICES.  All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and addressed as set forth below in this Section 14 (or to such other address as a party may specify after the date of this Agreement in a written notice given to all other parties in accordance with this Section 14), and notices so addressed shall be deemed to have been duly given (i) on the third (3rd) day following deposit in the United States Mail for delivery by certified or registered mail with first-class postage prepaid and return-receipt requested, or (ii) the next business day following the documented acceptance thereof for next-day delivery by a national overnight air courier service, or (iii) when actually received, if earlier:

If to SOS, to:

SOS International, Inc.

c/o Complient Corporation

27070 Miles Road

Solon, Ohio 44139

Attention:  President and CEO

If to Complient, to:

Complient Corporation

27070 Miles Road

Solon, Ohio 44139

Attention:  President and CEO

In each case,

with a copy to:

Calfee, Halter & Griswold LLP

1400 McDonald Investment Center

800 Superior Avenue

Cleveland, Ohio 44114

Attention:  Gerald A. Monroe, Esq.

If to Buyer, to:

LifeSafe Services, Inc.

13828 Lincoln Street NE

Minneapolis, Minnesota 55304

Attention:  Kenneth Brimmer

With a copy to:

Lindquist & Vennum P.L.L.P.

80 South Eighth Street, Suite 4200

Minneapolis, MN 55402-2205

Attention:  Girard P. Miller

15.

SCHEDULES.  The schedules referenced herein are an integral part of this Agreement as if fully re-written herein, and all references in this document to “this Agreement” and the terms “herein,” “hereof,” “hereunder” and the like shall be deemed to include the schedules.  In the event that any matter might properly be disclosed on more than one schedule, such matter, if adequately disclosed on any applicable schedule, shall be deemed to have been disclosed for purposes of all other applicable schedules.

16.

TIME PERIODS.  Any action required hereunder to be taken within a certain number of days shall, except as may otherwise be expressly provided herein, be taken within that number of calendar days; provided, however, that if the last day for taking such action falls on a Saturday, a Sunday, or a legal holiday, the period during which such action may be taken shall automatically be extended to the next business day.

17.

MISCELLANEOUS.  This Agreement, including the schedules hereto, sets forth the exclusive statement of the agreement between the parties concerning the subject matter hereof, and there are no agreements, understandings, representations or warranties understandings between or among any of the parties hereto concerning such subject matter other than as set forth herein.  This Agreement may be executed and delivered in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered with separate signature pages and by facsimile with the same effect as though each party had executed and delivered the same original signature page.  Except as otherwise expressly set forth in this Agreement, nothing in this Agreement is intended or shall be construed so as to confer on any person, other than the parties hereto, any rights or privileges hereunder.  The article and section headings used in this Agreement are intended solely for convenience of reference, do not themselves form a part of this Agreement, and may not be given effect in the interpretation or construction of this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio applicable to contracts made and to be performed entirely within the State of Ohio.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Notwithstanding the foregoing, no party hereto shall be entitled to assign this Agreement without the prior written consent of the other parties hereto.

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IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement on the date first written above.

LIFESAFE SERVICES, INC.

By:  /s/  Kenneth W. Brimmer

Name:  Kenneth W. Brimmer

Title:  President

SOS INTERNATIONAL, INC.

By:   /s/  Robert J. Thompson

Name:  Robert J. Thompson

Title:  President

COMPLIENT CORPORATION

By:  /s/  Robert J. Thompson

Name:  Robert J. Thompson

Title: President and Chief Executive Officer